EXHIBIT 99.2


                                NEWS RELEASE

Hexcel Corporation, 281 Tresser Boulevard, Stamford, CT 06901 (203) 969-0666




                                    CONTACTS      INVESTORS:
                                                  STEPHEN C. FORSYTH
                                                  203-969-0666 EXT. 425
                                                  STEPHEN.FORSYTH@HEXCEL.COM

                                                  MEDIA:
                                                  RONALD S. ZIEMBA
                                                  203-969-0666 EXT. 405
                                                  RON.ZIEMBA@HEXCEL.COM


                             HEXCEL CORPORATION
                   SUCCESSFULLY COMPLETES EXCHANGE OFFER



STAMFORD, CT, July 19, 1999 - Hexcel Corporation (NYSE/PCX: HXL) announced today that its offer to exchange its outstanding 9 3/4% Senior Subordinated Notes due 2009, which were sold under Rule 144A of the Securities Act of 1933, for a like principal amount of new 9 3/4% Senior Subordinated Notes due 2009, which have been registered under the Securities Act of 1933, expired at 5:00 p.m. Eastern Daylight Time on July 19, 1999. Hexcel has accepted for exchange all old notes validly tendered pursuant to that exchange offer.

According to the exchange agent for the exchange offer, holders tendered for exchange $240,000,000 in aggregate principal amount of the old notes as of the expiration of the exchange offer. The old notes tendered for exchange constitute 100% of the old notes outstanding on the date the exchange offer was launched.

The new notes are scheduled to be issued July 20, 1999 to holders whose securities have been validly tendered and accepted for exchange pursuant to the terms of the exchange offer.

Hexcel Corporation is the world's leading advanced structural materials company. It develops, manufactures, and markets lightweight, high-performance reinforcement products, composite materials and engineered products for use in commercial aerospace, space and defense, electronics, recreation and general industrial applications.

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